UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2007

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification Number)

100 Matawan Road, Suite 420, Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective January 5, 2007, PacificHealth Laboratories, Inc. (the “Company”) and Diamond Crystal Sales, LLC (“Diamond”) terminated that certain Amended and Restated Investors Rights Agreement (the “Investors Rights Agreement”) previously entered into by the Company and Hormel Health Labs, LLC (“Hormel”) on January 28, 2005 and amended on August 24, 2005. Diamond acted in its capacity as successor to Hormel following Hormel’s merger with and into Diamond effective October 31, 2006. In addition, effective as of January 5, 2007, the Company, Diamond and Dr. Robert Portman, the Company’s Chief Executive Officer, President, Chief Scientific Officer and Chairman of the Board, terminated that certain Right of First Refusal and Co-Sale Agreement into which the Company, Hormel and Dr. Portman had previously entered on January 28, 2005 (the “Co-Sale Agreement”).

The parties entered into the Investors Rights Agreement and Co-Sale Agreement in connection with Hormel’s purchase of 90,909 shares of the Company’s Series A Convertible Preferred Stock, which shares Hormel subsequently converted into 909,091 shares of the Company’s common stock (the “Common Shares”). The Company and Hormel later amended and restated the Investors Rights Agreement in connection with Hormel’s $500,000 loan to the Company in exchange for the Company’s secured convertible promissory note, which the Company repaid in full on February 22, 2006. A brief description of the material terms of the Investors Rights Agreement, as amended, is set forth in the Company’s Current Report on Form 8-K (the “8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2005, which disclosures are incorporated herein by reference. The Investors Rights Agreement, as amended, is filed as Exhibit 4.1 to the 8-K. A brief description of the Co-Sale Agreement is set forth under the caption "Part III - Item. 12. Certain Relationships and Related Party Transactions" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the “2004 10-KSB”) filed with the SEC on April 15, 2005, which disclosures are incorporated herein by reference. The Co-Sale Agreement is attached as Exhibit 4.5 to the 2004 10-KSB. The Company's file number with the SEC under the Securities Exchange Act of 1934, as amended, is 000-23495.

The termination of the Investors Rights Agreement and the Co-Sale Agreement occurred in connection with Diamond’s sale of all of the Common Shares in a private transaction to certain purchasers effective January 5, 2007. The two agreement, all rights, duties, obligations and liabilities of the parties under the agreements, terminated effective immediately upon closing of the sale of the Common Shares. Such termination included termination of any liability for breach or non-fulfillment of either agreement prior to the sale of the Common Shares. The termination of each agreement was deemed a termination by mutual consent. The purchasers of the Common Shares included Dr. Portman, David Portman and Michael Cahr, each of whom purchased 100,000 shares at $0.95 per share. David Portman and Michael Cahr are directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Date: January 8, 2007	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer